                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of January 14, 2003 by and among SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 11600 Sunrise Valley Drive, Suite 400, Reston, Virginia 20191 and MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850 (the "Company"), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850, MANUGISTICS ATLANTA, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850 and any Persons who are now or hereafter made parties to the Loan Agreement (as hereinafter defined) (each a "Borrower" and collectively, "Borrowers").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated April 12, 2002 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Five Million Dollars ($5,000,000) (the "Equipment Facility"). In addition, pursuant to that certain Loan Agreement of even date herewith by and among the Borrowers and Bank, Bank has agreed to make a line of credit (the "Committed Revolving Line") to Borrowers in the maximum principal amount of Twenty Million Dollars ($20,000,000). Hereinafter, all indebtedness owing by Borrowers to Lender under the Equipment Facility shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.      Modifications to Equipment Facility.

                (i) The definition of "Commitment Termination Date" set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                "COMMITMENT TERMINATION DATE"  is March 31, 2003.

                (ii)    The following additional definitions are added to
Section 13.1 of the Loan Agreement:

                "2004 PROJECTIONS" mean those certain projections for fiscal year 2004, delivered by the Company to Bank on or before Mach 15, 2003, acceptable to Bank in its reasonable discretion.

                "ADJUSTED NET PROFIT" is the net income of the Company and its consolidated Subsidiaries, excluding charges associated with the amortization of acquired technology, amortization of intangibles, restructuring and impairment charges, purchased research and development charges associated with acquisitions, non-cash stock compensation expense (benefit) and charges to record valuation allowances against deferred tax assets, together with related income tax effects.

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                "COMMITTED REVOLVING LINE" is a line of credit from Bank to
        Borrowers in the original maximum principal amount of Twenty Million Dollars ($20,000,000), as the same may be amended, modified, increased or renewed from time to time.

                "CURRENT LIABILITIES" are the aggregate amount of the Total Liabilities of the Company and its consolidated Subsidiaries which mature within one (1) year.

                "QUICK ASSETS" is, on any date, all unrestricted cash and cash equivalents held at Bank or at an Affiliate of Bank, plus all net accounts receivables of the Company and its consolidated Subsidiaries, determined according to GAAP.

                "TANGIBLE NET WORTH" is, on any date, the total assets of the Company and its consolidated Subsidiaries minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized software costs, and (ii) Total Liabilities.

                "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities of the Company and its consolidated Subsidiaries, including all Indebtedness, and the current portion of the Subordinated Debt, if any, that Borrowers are allowed to pay under Section 7.8 hereof, but only to the extent that Borrowers have notified Bank in writing that they plan to make such a payment, but excluding all other Subordinated Debt.

and the definition of "Permitted Indebtedness" is amended as follows: (A) At the end of clause (b) of the definition of "Permitted Indebtedness", add the following:

        and any Indebtedness hereafter incurred for the purpose of refinancing such existing Indebtedness, provided the principal amount of such Indebtedness does not increase as a result of such refinancing (it being understood that the Indebtedness permitted under this clause shall be in addition to the Indebtedness permitted under any of the other clauses of this definition of Permitted Indebtedness), and (B) after clause (h) of the definition of "Permitted Indebtedness", add a new clause as follows:

                (i) Unsecured Indebtedness of the Company and certain of its Subsidiaries in the maximum aggregate principal amount of Ten Million Dollars ($10,000,000), provided the maturity date of all such Indebtedness is not less than one hundred eighty (180) days after the Revolving Maturity Date of the Committed Revolving Line.

                (iii) Section 4.1 of the Loan Agreement is amended to add the following clause after the end of the third sentence of such section:

                The Bank's hold on any such deposit account shall be limited to the aggregate amount of the outstanding Obligations, including without limitation, the outstanding Obligations under the Committed Revolving Line, including the face amount of all undrawn letters of credit issued thereunder.

                (iv) Section 6.3 of the Loan Agreement is amended and restated in its entirety as follows:


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

                SECTION 6.3 FINANCIAL COVENANTS.

                  Borrowers will maintain as of the last day of each fiscal quarter:

                        (a) Quick Ratio. A ratio of (i) Quick Assets to (ii) Current Liabilities, plus long term Indebtedness to Bank and outstanding letters of credit under the Committed Revolving Line minus deferred revenue of at least 2.00 to 1.00.

                        (b) Tangible Net Worth. A Tangible Net Worth of at least $155,000,000 as of November 30, 2002, $150,000,000 as of February
        28, 2003; and thereafter at such levels as agreed to by Bank based on the Company's 2004 Projections.

                (v) Section 6.6 of the Loan Agreement is amended and restated in its entirety as follows:

                SECTION 6.6 DEPOSIT ACCOUNTS.

                Borrowers will at all times that any Borrower is indebted to Bank under the Committed Revolving Line, maintain not less than $70,000,000 on deposit with Bank and/or its Affiliates and at all other times, Borrowers will maintain not less than $15,000,000 on deposit with Bank and/or its Affiliates.

                (vi) Section 7.8 of the Loan Agreement is amended and restated in its entirety as follows:

                SECTION 7.8 SUBORDINATED DEBT.

                Amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent or make principal payments on the Subordinated Debt in excess of Ten Million Dollars ("Permitted Subdebt Payments") in any fiscal year, provided that Permitted Subdebt Payments may only be made if at the time of such payment Borrowers have an Adjusted Net Profit of not less than One Dollar ($1.0) for two (2) consecutive fiscal quarters, and further provided that at the time and after giving effect to such Permitted Subdebt Payments no Event of Default shall occur under any Loan Document.

                (vii) Section 8.9 of the Loan Agreement is amended to delete the reference to Section 8.3 prior to the reference to Sections 8.4, 8.5 or 8.7.

                (viii) Exhibit C to the Loan Agreement is replaced in its entirety with Exhibit C attached hereto.

4. Designated Senior Indebtedness. The Company represents, warrants and agrees with the Bank that the Obligations under the Existing Loan Documents shall at all times be deemed to be "Designated Senior Indebtedness" under that certain Indenture dated October 20, 2000 between the Company and State Street Bank and Trust Company as the same may from time to time be amended, restated or otherwise modified (the "Indenture"). The Company further represents and warrants that the Indenture has not been amended, restated or otherwise modified except as set forth in the Schedule.


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

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWERS. Borrowers agree that they have no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrowers' representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]



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

        This Loan Modification Agreement is executed as of the date first written above.

BORROWERS:

MANUGISTICS GROUP, INC.


By: /s/ Raghavan Rajaji
    ----------------------------------------
    Name: Raghavan Rajaji
    Title: Chief Financial Officer

MANUGISTICS, INC.


By: /s/ Raghavan Rajaji
    ----------------------------------------
    Name: Raghavan Rajaji
    Title: Chief Financial Officer

MANUGISTICS ATLANTA, INC.


By: /s/ Raghavan Rajaji
    ----------------------------------------
    Name: Raghavan Rajaji
    Title: President


LENDER:

SILICON VALLEY BANK

By: /s/ Megan Scheffel
    ---------------------------------
    Name: Megan Scheffel
    Title: VP





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